EXECUTION COPY

Exhibit 10.4

GUARANTY

dated as of March 10, 2004

among

GCA HOLDINGS, L.L.C.,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

GUARANTY dated as of March 10, 2004 (as amended, restated, modified or supplemented from time to time, this “Agreement”) among the Guarantors from time to time party hereto and Bank of America, N.A., as Administrative Agent for the benefit of the Finance Parties referred to herein.

Global Cash Access, L.L.C., a Delaware limited liability company, together with its respective successors and permitted assigns, the “Borrower”), proposes to enter into a Credit Agreement dated as of March 10, 2004 (as amended, restated, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Credit Agreement”) among GCA Holdings, L.L.C., a Delaware limited liability corporation (together with its successors and permitted assigns, “Holdings”), the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent (together with is successor or successors in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender.

The Swap Creditors may from time to time provide forward rate agreements, options, swaps, caps, floors, other financial derivatives agreements and other combinations or hybrids of any of the foregoing (collectively, “Swap Agreements”). The Lenders, each L/C Issuer, the Swing Line Lender, the Administrative Agent, the Collateral Agent and each Swap Creditor and their respective successors and assigns are herein referred to individually as a “Finance Party” and collectively as the “Finance Parties”.

To induce the Lenders to enter into the Credit Agreement and the other Senior Finance Documents referred to therein (collectively with the Credit Agreement, the “Senior Finance Documents”) and the Swap Creditors to enter into the Swap Agreements (the Senior Finance Documents and the Swap Agreements being herein referred to collectively as the “Finance Documents” and each a “Finance Document”), and as a condition precedent to the Lenders’ and the Swap Creditors’ obligations thereunder, Holdings and each of the subsidiaries of the Borrower listed on the signature pages hereof or which shall become parties hereto from time to time in accordance with Section 5.11 hereof (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”) have agreed, jointly and severally, to provide a guaranty of all obligations of the Borrower and the other Loan Parties (as hereinafter defined) under and in respect of the Finance Documents. The Borrower and the Guarantors are referred to herein individually as a “Loan Party” and collectively as the “Loan Parties.” As used herein, “Other Loan Parties” means, with respect to any Guarantor, any and all of the Loan Parties other than such Guarantor.

Each of the Guarantors is a Subsidiary or Affiliate of the Borrower and will receive not insubstantial benefits from the Credit Agreement, the Swap Agreements and the Loans, Letters of Credit and other financial accommodations to be made, issued or entered into thereunder. Accordingly, the Guarantors hereby agree with the Administrative Agent for the benefit of the Finance Parties as follows:

ARTICLE I

GUARANTY

Section 1.01 The Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors, and severally, as a primary obligor and not merely as a surety: (x) the due and punctual payment of:

(A) all principal of, and premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to any Loan Party, whether or not allowed or allowable as a claim under any such proceeding) on any Loan or L/C Obligation under, or any Note issued pursuant to, the Credit Agreement or any other Finance Document;

(B) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to any Loan Party, whether or not allowed or allowable as a claim under any Debtor Relief Law) pursuant to the Credit Agreement or any other Finance Document;

(C) all expenses of the Agents as to which one or more of the Agents has a right to reimbursement under Section 5.04(a) of this Agreement, Section 10.04 of the Credit Agreement or any other similar provision of any other Finance Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve any Collateral or to preserve its security interest in any Collateral;

(D) all amounts paid by an Indemnitee as to which such Indemnitee has the right to reimbursement under Section 5.04(b) of this Agreement, Section 10.05 of the Credit Agreement or under any other similar provision of any other Finance Document;

(E) all obligations (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law) of any Loan Party to one or more Swap Creditors in respect of any Swap Agreement, excluding any amounts which such Loan Party is entitled to set off against its obligations under applicable law; and

(F) all amounts now or hereinafter payable by Holdings or any other Guarantor and all obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to Holdings or any other Loan Party, whether or not allowed or allowable as a claim under any Debtor Relief Law) pursuant to this Agreement, as applicable, the Credit Agreement or any other Finance Document;

together in each case with all renewals, modifications, consolidations as or extensions thereof, and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the Other Loan Parties under or pursuant to the Credit Agreement and the other Finance Documents (all such monetary and other obligations being herein collectively referred to as the “Guaranteed Obligations”).

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (i) in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness (A) would be discharged or would be subject to a right of set-off in an amount equal to the amount paid by such Subsidiary Guarantor hereunder or (B) has been pledged to, and is enforceable by, the Collateral Agent on behalf of the Finance Parties and (ii) under any Guaranty of

Indebtedness subordinated in right of payment to the Guaranteed Obligations which Guaranty contains a limitation as to a maximum amount similar to that set forth in this paragraph pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets of such Subsidiary Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (i) applicable Law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under Guaranties by such parties (including the agreements in Article II of this Agreement). In the event that any Subsidiary Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Subsidiary Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

Section 1.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Finance Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Finance Parties with respect thereto. The obligations of the Guarantors under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any Other Loan Party or whether the Borrower or any Other Loan Party is joined in any such action or actions. This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with any other Guarantor of the Guaranteed Obligations in each and every particular. The obligations of each Guarantor hereunder are several from those of the Other Loan Parties and are primary obligations concerning which each Guarantor is the principal obligor. The Finance Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Loan Party, any Agent or other Finance Party or any other Person, whether in connection herewith or any unrelated transactions, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Other Loan Party to any Finance Party under the Finance Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or such Other Loan Party.

Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by:

(i) any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of the Borrower or any Other Loan Party under the Credit Agreement, the Notes, any other Finance Document, any Swap Agreement or any other agreement or instrument evidencing or securing any Guaranteed Obligation, by operation of law or otherwise;

(ii) any change in the manner, place, time or terms of payment of any Guaranteed Obligation or any other amendment, supplement or modification to the Credit Agreement, the Notes, any other Senior Finance Document, any Swap Agreement or any other agreement or instrument evidencing or securing any Guaranteed Obligation;

(iii) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Guaranteed Obligation or any release of any Other Loan Party or any other guarantor or guarantors of any Guaranteed Obligation;

(iv) any change in the existence, structure or ownership of the Borrower or any Other Loan Party or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting the Borrower or any Other Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Guaranteed Obligation;

(v) the existence of any claim, set-off or other right which any Guarantor may have at any time against the Borrower, any Other Loan Party, any Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower or any Other Loan Party for any reason of the Credit Agreement, any Note, any other Finance Document, any Swap Agreement or any other agreement or instrument evidencing or securing any Guaranteed Obligation or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any Other Loan Party of any Guaranteed Obligation;

(vii) any failure by any Agent or any other Finance Party: (A) to file or enforce a claim against any Other Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Other Loan Party of any new or additional indebtedness or obligation under or with respect to the Guaranteed Obligations; (C) to commence any action against any Other Loan Party; (D) to disclose to any Guarantor any facts which such Agent or such other Finance Party may now or hereafter know with regard to any Other Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Guaranteed Obligations;

(viii) any direction as to application of payment by the Borrower, any Other Loan Party or any other Person;

(ix) any subordination by any Finance Party of the payment of any Guaranteed Obligation to the payment of any other liability (whether matured or unmatured) of any Other Loan Party to its creditors;

(x) any act or failure to act by the Administrative Agent or any other Finance Party under this Agreement or otherwise which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any Other Loan Party or any right to recover full indemnity for any payments made by such Guarantor in respect of the Guaranteed Obligations; or

(xi) any other act or omission to act or delay of any kind by the Borrower, any Other Loan Party, the Administrative Agent or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash.

Each Guarantor has irrevocably and unconditionally delivered this Agreement to the Administrative Agent, for the benefit of the Finance Parties, and the failure by any Other Loan Party or any other Person to sign this Agreement or a guaranty similar to this Agreement or otherwise shall not discharge the obligations of any Guarantor hereunder. The irrevocable and unconditional liability of each Guarantor hereunder applies whether it is jointly and severally liable for the entire amount of the Guaranteed Obligations, or only for a pro-rata portion, and without regard to any rights (or the impairment thereof) of subrogation, contribution or reimbursement that such Guarantor may now or hereafter have against any Other Loan Party or any other Person. This Agreement is and shall remain fully enforceable against each Guarantor irrespective of any defenses that any Other Loan Party may have or assert in respect of the Guaranteed Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury.

Section 1.03 Payments.

(a) Payments to be Made Upon Default. If the Borrower or any Other Loan Party fails to pay or perform any Guaranteed Obligation when due in accordance with its terms (whether at stated maturity, by acceleration or otherwise) or if any Default or Event of Default specified in Section 8.01(f) of the Credit Agreement occurs with respect to the Borrower, the Guarantors shall, forthwith on demand of the Administrative Agent, pay the aggregate amount of all Guaranteed Obligations to the Administrative Agent.

(b) General Provisions as to Payments. Each payment hereunder shall be made without set-off, counterclaim or other deduction, in Federal or other funds immediately available in New York City, to the Administrative Agent and to all Swap Creditors, as applicable, or to its or their representatives, at the address(es) referred to in Section 5.01.

(c) Taxes.

(i) Payments Net of Certain Taxes. Any and all payments by any Guarantor to or for the account of any Finance Party hereunder or under any other Senior Finance Document or Swap Agreement shall be made without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of, franchise or similar taxes imposed on, any Finance Party by a jurisdiction under the laws of which such Finance Party (or its Applicable Lending Office) is organized or licensed to do business or in which its principal executive office is located (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Senior Finance Document or any Swap Agreement to any Finance Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Finance Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Guarantor shall furnish to the Administrative Agent, for delivery to such Finance Party, the original or a certified copy of a receipt evidencing payment thereof.

(ii) Other Taxes. In addition, the Guarantors, jointly and severally, agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any other Finance Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Finance Document (collectively, “Other Taxes”).

(iii) Indemnification. Each Guarantor, jointly and severally, agrees to indemnify each Finance Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 1.03(c)), whether or not correctly or legally asserted, paid by such Finance Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Finance Party makes written demand therefor.

(d) Application of Payments.

(i) Priority of Distributions. All payments received by the Administrative Agent hereunder shall be applied as provided in Section 8.03 of the Credit Agreement.

(ii) Distributions with Respect to Letters of Credit. Each of the Guarantors and the Finance Parties agrees and acknowledges that if (after all outstanding Loans and L/C Obligations have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account as cash security for the repayment of Guaranteed Obligations owing to the Lenders as such. Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Guaranteed Obligations of the Lenders. If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from the L/C Cash Collateral Account and distributed in accordance with Section 1.03(d)(i) hereof.

Section 1.04 Discharge; Reinstatement in Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until the Commitments have been terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower and the Other Loan Parties under or with respect to the Guaranteed Obligations have been irrevocably paid in full in cash. No payment or payments made by the Borrower, any Other Loan Party or any other Person or received or collected by any Finance Party from the Borrower, any Other Loan Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, it being understood that each Guarantor shall, notwithstanding any such payment or payments, remain liable for all outstanding Guaranteed Obligations until such Guaranteed Obligations are irrevocably paid in full in cash. If at any time any payment by the Borrower, any Other Loan Party or any other Person of any Guaranteed Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or such Other Loan Party or other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Borrower or such Other Loan Party or other Person or any substantial part of its respective property or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. Each Guarantor agrees that payment or performance of any of the Guaranteed Obligations or other acts which toll any statute of limitations applicable to the Guaranteed Obligations shall also toll the statute of limitations applicable to each Guarantor’s liability hereunder.

Section 1.05 Waiver by the Guarantors. Each Guarantor hereby waives presentment to, demand of payment from and protest to the Other Loan Parties of any of the Guaranteed

Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Agent or any other Finance Party protect, secure, perfect or insure any Lien or any property subject thereto. Each Guarantor further waives any right to require that resort be had by any Agent or any other Finance Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the any Agent or any other Finance Party in favor of any Loan Party or any other Person. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that such Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

(i) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Other Loan Party, any Agent, the other Finance Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by any Agent or any other Finance Party to any Other Loan Party or any other Person liable on the Guaranteed Obligations; or the failure of any Agent or any other Finance Party to assert any claim or demand or to exercise any right or remedy against any Other Loan Party under the provisions of any Finance Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Finance Document or any other agreement, including with respect to any Other Loan Party under this Agreement;

(iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Other Loan Party or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Other Loan Party, or any change, restructuring or termination of the corporate structure or existence of any Other Loan Party, or any sale, lease or transfer of any or all of the assets of any Other Loan Party, or any change in the shareholders, partners, or members of any Other Loan Party; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(iv) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, any Other Loan Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Other Loan Party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(v) any full or partial release of the liability of any Other Loan Party or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Finance Parties will look to any other party to perform the Guaranteed Obligations;

(vi) the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(viii) any right that any Guarantor may now or hereafter have under Section 3-606 of the UCC or otherwise to unimpaired collateral;

(ix) the failure of any Agent, any other Finance Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(x) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

(xi) any payment by any Other Loan Party to the Administrative Agent, any other Agent or any other Finance Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal, or foreign state law, or for any reason any Agent or any other Finance Party being required to refund such payment or pay such amount to any Other Loan Party or someone else;

(xii) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

(xiii) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable Debtor Relief Laws;

(xiv) the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Loan Party, the Administrative Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

(xv) any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Guarantor as a matter of law or equity.

All waivers herein contained shall be without prejudice to the right of the Administrative Agent at its option to proceed against any Loan Party or any other Person, whether by separate action or by joinder.

Section 1.06 Security for Guaranty. Each of the Guarantors authorizes the Collateral Agent, in accordance with the terms and subject to the conditions set forth in the Collateral Documents and applicable Law, to (i) take and hold security for the payment of this Agreement and the Guaranteed Obligations and to exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof as the Collateral Agent in its sole discretion may determine and (iii) release or substitute any one or more endorsees, other guarantors or other obligors. The Collateral Agent may, at its election, in accordance with the terms and subject to the conditions set forth in the Collateral Documents and applicable Law, foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to it against any Loan Party, or any security, without affecting or impairing in any way the liability of any of the Guarantors hereunder, except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash.

Section 1.07 Agreement to Pay; Subordination of Subrogation Claims. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any other Agent or any other Finance Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Finance Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Finance Party as provided above, all rights of such Guarantor against any Other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall (including, without limitation, in the case of any Subsidiary Guarantor, any rights of such Guarantor arising under Article II of this Agreement) in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. No failure on the part of any Other Loan Party or any other Person to make any payments in respect of any subrogation, contribution, reimbursement, indemnity or similar right (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Finance Parties and shall forthwith be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

Section 1.08 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under or with respect to the Guaranteed Obligations is stayed upon the insolvency or bankruptcy of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, any Swap Agreement or any other agreement or instrument evidencing or securing the Guaranteed Obligations shall nonetheless be payable by the Guarantors hereunder, jointly and severally, forthwith on demand by the Administrative Agent, the holders of at least 51% of the Swap Obligations or any other Finance Party, as applicable, in the manner provided in Section 1.01.

Section 1.09 No Set-Off. No act or omission of any kind or at any time on the part of any Finance Party in respect of any matter whatsoever shall in any way affect or impair the rights of the Administrative Agent or any other Finance Party to enforce any right, power or benefit under this Agreement, and no set-off, claim, reduction or diminution of any Guaranteed Obligation or any defense of any kind or nature which any Guarantor has or may have against the Borrower or any Finance Party shall be available against the Administrative Agent or any other Finance Party in any suit or action brought by the Administrative Agent or any other Finance Party to enforce any right, power or benefit provided for by this Agreement; provided that nothing herein shall prevent the assertion by any Guarantor of any such claim by separate suit or compulsory counterclaim. Nothing in this Agreement shall be construed as a waiver by any Guarantor of any rights or claims which it may have against any Finance Party hereunder or otherwise, but any recovery upon such rights and claims shall be had from such Finance Party separately, it being the intent of this Agreement that each Guarantor shall be unconditionally, absolutely and jointly and severally obligated to perform fully all its obligations, covenants and agreements hereunder for the benefit of each Finance Party.

ARTICLE II

INDEMNIFICATION, SUBROGATION AND CONTRIBUTION

Section 2.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 1.07 above), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Finance Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 2.02 Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to Section 1.07 above) that, in the event a payment shall be made by any other Subsidiary Guarantor under this Agreement or assets of any other Subsidiary Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Finance Party and such other Subsidiary Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 2.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor on the date that the obligation(s) supporting such claim were incurred under this Agreement and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on such date (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 5.11, the date of the Accession Agreement executed and delivered by such Subsidiary Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2.02 shall be subrogated to the rights of such Claiming Guarantor under Section 2.01 to the extent of such payment.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01 Representations and Warranties; Certain Agreements. Each Guarantor hereby represents, warrants and covenants as follows:

(a) All representations and warranties contained in the Credit Agreement that relate to such Guarantor are true and correct.

(b) Such Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that imposes or purports to impose, through agreements with the Borrower, restrictions or obligations on such Guarantor.

(c) Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under Section 8.01 of the Credit Agreement, subject to and in accordance with the terms thereof.

(d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e) Such Guarantor has, independently and without reliance upon the Administrative Agent or any other Finance Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Agreement, and the Board of Directors (or persons performing similar functions in case of a Guarantor which is not a corporation) of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Agreement.

(f) (i) This Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Agreement; (iii) such Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Agreement; (iv) such Guarantor is not engaged in a business or transaction, nor is it about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor’s ability to pay as such debts mature.

Section 3.02 Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, any other Agent or the other Finance Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 3.03 Subordination by Guarantors. In addition to the terms of subordination provided for under Section 1.07, each Guarantor hereby subordinates in right of payment all indebtedness of the Other Loan Parties owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

ARTICLE IV

SET-OFF

Section 4.01 Right of Set-Off. Upon the occurrence of any Event of Default under the Credit Agreement, each Finance Party is hereby irrevocably authorized at any time and from time to time without notice to any Guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) in any currency and any other credits, indebtedness or claims, in each case whether direct, indirect, contingent, matured or unmatured, at any time held or owing by such Finance Party to or for the credit or account of any Guarantor, or any part thereof in such amounts as such Finance Party may elect, against and on account of the obligations of such Guarantor to the Finance Parties hereunder and claims of every nature and description of any Finance Party against any Guarantor, whether arising hereunder or otherwise, as any Finance Party may elect, whether or not such Finance Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of the Finance Parties under this Article IV are in addition to other rights and remedies (including, without limitation, other rights of set off) which any Finance Party may have. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, a Note or the L/C Obligations, whether or not acquired pursuant to the arrangements provided for in Section 10.07 of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

ARTICLE V

MISCELLANEOUS

Section 5.01 Notices. Unless otherwise specified herein, all notices, requests and other communications to a party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party: (i) in the case of any Guarantor, at its address or facsimile number set forth on the signature pages hereof; (ii) in the case of the Borrower, the Administrative Agent or any Lender, at its address or facsimile number specified in or pursuant to Section 10.02 of the Credit Agreement; (iii) in the case of the Collateral Agent, at its address or facsimile number specified in or pursuant to Section 7.01 of the Security Agreement; (iv) in the case of any Swap Creditor at its address or facsimile number set forth in any applicable Swap Agreement; or (v) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose of communications hereunder by notice to the Administrative Agent and each other party hereto. Each such notice, request or other communication shall be effective: (i) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received; (ii) if given by mail, 96 hours after such communication is deposited in the mails, certified mail, return receipt requested, with appropriate first class postage prepaid, addressed as specified in this Section; or (iii) if given by any other means, when delivered at the address referred to in this Section 5.01. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this Section.

Section 5.02 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Guarantors may assign or transfer any of its interests and obligations without prior written consent of the requisite Lenders in accordance with Section 10.01 of the Credit Agreement (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.07 of the Credit Agreement. Upon the assignment by any Lender or other Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Finance Document to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

Section 5.03 No Waivers; Non-Exclusive Remedies. No failure or delay on the part of any Agent or any Finance Party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other Finance Document, Swap Agreement or other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 5.04 Expenses; Indemnification.

(a) Expenses. The Guarantors, jointly and severally, agree to pay (i) all out-of-pocket expenses of the Administrative Agent, including Attorney Costs of the Administrative Agent, in connection with the preparation and administration of this Agreement or any other document or agreement contemplated hereby, any waiver or consent hereunder or any amendment hereof and (ii) all out-of-pocket expenses incurred by the Agents, any representative and each Finance Party in collecting any or all of the Guaranteed Obligations and/or enforcing any rights under this Agreement or under any other agreement or instrument evidencing or securing the Guaranteed Obligations.

(b) Indemnification. The Guarantors, jointly and severally, agree to indemnify the Agents, the Representatives (as defined in the Credit Agreement) and each other Finance Party, their respective Affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever, including, without limitation, the reasonable fees and disbursements of counsel, which may at any time (including, without limitation, at any time following the payment of the Guaranteed Obligations) be imposed on, incurred by or asserted against such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or in any other way connected with the enforcement of any of the terms hereof or the preservation of any rights hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

(c) Contribution. If and to the extent that the obligations of any Subsidiary Guarantor under this Section 5.04 are unenforceable for any reason, each other Subsidiary Guarantor, jointly and severally, hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations as is permissible under applicable law.

(d) Obligations; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has a right to reimbursement hereunder shall constitute Guaranteed Obligations. The indemnity obligations of the Guarantors contained in this Section 5.04 shall continue in full force and effect notwithstanding the full payment of all Notes issued under the Credit Agreement and all of the other Guaranteed Obligations and notwithstanding the discharge or other termination or release thereof.

Section 5.05 Enforcement. The Finance Parties agree that this Agreement may be enforced only by (i) the action of the Administrative Agent acting upon the instructions of the Required Lenders, or (ii) after the date on which all of the Senior Obligations have been paid in full, the holders of at least 51% of the outstanding Swap Obligations or (iii) after the date on which all of the Senior Obligations and all of the Swap Obligations have been paid in full, the holders of at least 51% of the Guaranteed Obligations remaining outstanding, and that no other Finance Party shall have any right individually to seek to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the holders of at least 51% of the outstanding Swap Obligations or other Guaranteed Obligations, as the case may be, for the benefit of the Finance Parties upon the terms of this Agreement.

Section 5.06 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Guarantor directly affected by such amendment or waiver (it being understood that the addition or release of any Guarantor hereunder shall not constitute an amendment or waiver affecting any Guarantor other than the Guarantor so added or released) and either (i) at all times prior to the time at which all Senior Obligations have been paid in full, the Administrative Agent (with the consent of the Required Lenders or, to the extent required by Section 10.01 of the Credit Agreement, all of the Lenders) or (ii) at all times after the time at which the Senior Obligations have been paid in full, the holders of at least 51% of the outstanding Swap Obligations; provided, however, that no such amendment, change, discharge, termination or waiver affecting the rights and benefits of a single Class of Finance Parties (and not all Finance Parties in a like or similar manner) shall require the written consent of the Required Finance Parties of such Class of Finance Parties. For the purposes of this Section 5.06, the term “Class” means each class of Finance Parties, i.e., whether (i) the Lenders, as holders of the Senior Obligations or (ii) the Swap Creditors, as holders of the Swap Obligations. For the purposes of this Section 5.06, the term “Required Finance Parties” of any Class means (i) with respect to the Senior Obligations, the Required Lenders and (ii) with respect to the Swap Obligations, the holders of at least 51% of all Swap Obligations outstanding from time to time.

Section 5.07 Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Each of the Guarantors hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. Each Guarantor hereby irrevocably appoints C.T. Corporation System its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Section 5.07 and consents to process being served in any such suit, action or proceeding upon C.T. Corporation System in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Guarantor’s address referred to in Section 5.01. Each Guarantor agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 5.07 shall affect the right of any Agent or other Finance Party to serve process in any manner permitted by law or limit the right of any Agent or other Finance Party to bring proceedings against any Guarantor in the courts of any jurisdiction or jurisdictions.

Section 5.08 Limitation of Law; Severability.

(a) All rights, remedies and powers provided in this may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the other Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 5.09 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Senior Finance Documents and, in the case of the Swap Creditors, the Swap Agreements, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective with respect to each Guarantor when the Administrative Agent shall have received counterparts hereof signed by itself and such Guarantor.

Section 5.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11 Additional Guarantors. It is understood and agreed that any Subsidiary of the Borrower that is required by the Credit Agreement to execute an Accession Agreement and counterpart of this Agreement after the date hereof shall automatically become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder by executing an Accession Agreement and counterpart hereof and delivering the same to the Administrative Agent. The execution and delivery of any such instrument shall not require the consent of any other Guarantor or other parts hereunder. The rights and obligations of each Guarantor or other party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

Section 5.12 Termination; Release of Guarantors.

(a) Termination. Upon the full, final and irrevocable payment and performance of all Guaranteed Obligations, the cancellation of all outstanding L/C Obligations and the termination of the

Commitments under the Credit Agreement and all Swap Agreements, this Agreement shall terminate and have no further force or effect.

(b) Release of Guarantors. In the event that all of the capital stock of one or more of the Subsidiary Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 7.05 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all of the Lenders, if required by Section 10.01 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Subsidiary Guarantor or Subsidiary Guarantors shall be released from this Agreement, and this Agreement shall, as to each such Subsidiary Guarantor or Subsidiary Guarantors, terminate and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Subsidiary Guarantor shall be deemed to be a sale of such Subsidiary Guarantor for purposes of this Section 5.12(b)).

Section 5.13 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the day and year first above written.

GUARANTORS:	GCA HOLDINGS, L.L.C.

	By:	/s/ KIRK SANFORD
	Name:	Kirk Sanford
	Title:	President

GCA Holdings, L.L.C.
3525 East Post Road, Suite 120
Las Vegas, NV 89120
Attn: Chief Executive Officer
Telephone: (702) 855-3006
Fax: (702) 262-5039

GLOBAL CASH ACCESS FINANCE CORPORATION

	By:	/s/ KIRK SANFORD
	Name:	Kirk Sanford
	Title:	President

Global Cash Access Finance Corporation
3525 East Post Road, Suite 120
Las Vegas, NV 89120
Attn: Chief Executive Officer
Telephone: (702) 855-3006
Fax: (702) 262-5039

CCI ACQUISITION, LLC

	By:	/s/ KIRK SANFORD
	Name:	Kirk Sanford
	Title:	President

CCI Acquisition, LLC
3525 East Post Road, Suite 120
Las Vegas, NV 89120
Attn: Chief Executive Officer
Telephone: (702) 855-3006
Fax: (702) 262-5039

[Guaranty]

CENTRAL CREDIT, LLC

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

Central Credit, LLC
3525 East Post Road, Suite 120
Las Vegas, NV 89120
Attn: Chief Executive Officer
Telephone: (702) 855-3006
Fax: (702) 262-5039

Acknowledged and Agreed with Respect to Section 2.01:

GLOBAL CASH ACCESS, L.L.C.

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

[Guaranty]

Agreed to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ GINA MEADOR
Name:	Gina Meador
Title:	Vice President

Bank of America, N.A.

CA9-706-17-54

555 South Flower Street, 17th Floor

Los Angeles, California 90071

Attn: Gina Meador

Telephone: (213) 345-1302

Fax: (415) 503-5069

[Guaranty]